CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A (the “Registration Statement”) of the T. Rowe Price Financials ETF, T. Rowe Price Health Care ETF, T. Rowe Price Natural Resources ETF, T. Rowe Price International Equity Research ETF, and T. Rowe Price Global Equity ETF (5 of the funds constituting T. Rowe Price Exchange-Traded Funds, Inc.).

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 30, 2025